CONSULTING AGREEMENT




          This Agreement is made as of October 1, 2001 and sets forth the understandings between Herbert P. Ladds, Jr., 14 Chapin Parkway, Buffalo, New York 14209 ("Ladds"), pursuant to which Columbus McKinnon Corporation, a New York corporation with offices at 140 John James Audubon Parkway, Amherst, New York 14228-1197 ("CM") engages Ladds as a consultant.


1. BACKGROUND STATEMENT. As a result of his many years of experience with CM, Ladds possesses specialized knowledge about CM, the industry in which it operates, and the domestic and international markets it serves. Accordingly, this Agreement is made in connection with CM's commitment to increasing shareholder value and with the belief and expectation that Ladds can assist with that effort.


2.   ENGAGEMENT;  RELATIONSHIP;  NO AGENCY.    CM  hereby  engages  Ladds  as  a
consultant, and Ladds hereby accepts that engagement and agrees to render services to CM as contemplated by this Agreement in support of and in conjunction with CM's top management team. Ladds will render services hereunder as an independent contractor and not as an employee of CM. Neither Ladds nor CM is an agent of the other, and neither has authority to take action on behalf of the other or to bind the other to any obligation to any third party whether by virtue of this Agreement or otherwise.


3.   LADDS' OBLIGATIONS

     3.1. Insofar as they are related to Ladds' obligations as defined hereunder, all material aspects of the plans and activities of the Company and of Ladds concerning this consulting will need to be communicated and coordinated between CM's CEO or his designee and Ladds on a regular and continuing basis throughout the term hereof such meetings to occur as agreed between the parties, at least monthly, to review progress made and planned future activities.

     3.2. Ladds will advise CM concerning such matters as CM's board of directors or CM's chief executive officer may, from time to time, request but primarily in connection with helping to strengthen international and national marketing and in connection with investor relations.

     3.3. Ladds will be available approximately forty (40) hours a month to render the services contemplated by this Agreement at mutually agreeable times. The forty (40) hours per month which Ladds is required to be available shall include time spent communicating and coordinating Ladds' activities and, in cases where Ladds is required to travel by air in connection with the provision of consulting services hereunder, shall include the period of time beginning two
(2) hours prior to the scheduled departure of Ladds' flight and ending upon arrival of such flight at its ultimate destination. For projects requiring significantly more time than the forty (40) hours per month contemplated herein, compensation will be separately and mutually agreed upon between the parties.

     3.4. At the request of CM, Ladds, may be asked to travel up to ten (10) days in any six (6) month period during the term hereof. Any air travel which is required to be undertaken by Ladds in connection with his performance of the consulting services to be performed hereunder shall be in business or first class accommodations. All expenses payable in connection with any travel which Ladds may be required to undertake in connection with the performance of the consulting services to be provided hereunder shall be at CM's expense.

     3.5. Nothing in this Agreement is intended to prohibit Ladds from engaging in any other activity. Notwithstanding the foregoing, nothing in this Agreement shall affect Ladds' rights or obligations under any agreement he has with CM.

     3.6. In providing services hereunder, Ladds is entitled to rely on all information CM provides to him and is not responsible to investigate or confirm any such information; he shall have inquiry access to CM's business information system.

     3.7. Ladds will exercise his best judgment and efforts in rendering the services contemplated by this Agreement.


4.   COMPENSATION REIMBURSEMENT

     4.1. In consideration of the services Ladds renders under this Agreement, CM will pay Ladds $23,750.00 per month for each month that this Agreement is in effect. The monthly consulting fees which are to be paid to Ladds shall be payable whether or not the consulting services which CM requests Ladds to provide require Ladds to provide forty (40) hours of consulting services per month. However, in the event that Ladds performs consulting services at CM's request for more than forty (40) hours per month, CM shall pay Ladds $200.00 per hour for all such hours in excess of forty (40) hours per month. Finally, CM acknowledges and agrees that in the event that either Ladds or CM terminates this Agreement prior to December 31, 2003 pursuant to Section 5 below, the monthly consulting fees to be paid to Ladds as provided for by this Section 4 shall continue to be paid through the end of the sixty (60) day period beginning on the day following the date either party delivers a notice of termination to the other.

     4.2.   The monthly consulting fees to be paid to Ladds  pursuant to Section
4.1 above shall be due and payable on the first business day of each calendar month beginning on and after the date of this Agreement through December 31, 2003 or, if earlier, through the effective date of the termination of this Agreement pursuant to Section 5 below.

     4.3. Ladds will be entitled to reimbursement for reasonable out-of-pocket travel expenses he actually incurs in rendering services pursuant to this Agreement without prior authorization upon his submission of vouchers in the form required by CM evidencing such expenses in accordance with CM's current corporate travel and other expense policies.

     4.4. As an integral component of this Agreement, CM will be responsible for providing office accommodations with shared or part-time secretarial assistance for Ladds at the CM corporate headquarters in Amherst, New York, or such other location as mutually agreed by the parties.

5. TERM AND TERMINATION. The term of this Agreement will commence on the date hereof and end on December 31, 2003. Thereafter, the term may be extended by mutual written agreement of the parties for additional one year terms. Either party may terminate this Agreement for any reason or for no reason, effective at the end of the sixty (60) day period beginning on the day following the day the party desiring to terminate this Agreement delivers notice of his or its intent to terminate this Agreement to the other. The Agreement will terminate automatically upon Ladds' inability, by reason of death or disability, to carry out his obligations as defined herein.


6. ANNUAL REVIEW. At least annually, the Chairman of the Compensation and Nomination/Succession Committee will conduct a review of the continuing effectiveness and value of this Agreement with the parties hereto and will report the results of his review to the Board of Directors.


7.   INDEMNIFICATION.

     7.1. To the fullest extent permitted by applicable law, CM hereby agrees to indemnify, defend, and hold Ladds harmless from and against any and all liabilities and reasonable expenses which Ladds may incur by reason of any acts he may perform, advice he may render, or recommendations he may make in connection with the performance of his obligations as defined herein, provided that no indemnification shall be made in any case in which such acts, advice, or recommendations are made in bad faith, with deliberate dishonesty or as a result of gross negligence.

     7.2. At the written request of Ladds, CM will, in advance of any determination (by any court, investigative agency or other third party) that CM is obligated to indemnify Ladds with respect to any particular action, suit, proceeding or investigation, pay any attorneys' fees and other litigation costs which may be incurred by Ladds in connection with any action, suit or proceeding described in the preceding paragraph as to which Ladds may be made a party or threatened to be made a party; provided, however, that if it is ultimately determined that Ladds is not entitled, pursuant to the provisions of the preceding paragraph, to be indemnified or fully indemnified, Ladds shall be obligated to repay to CM the amount, or an appropriate portion, of the attorneys' fees and other litigation costs advanced by CM.


8.   CHOICE OF LAW; ARBITRATION.

     8.1. The provisions of this Section 7 do not constitute a waiver by either party hereto of the right to seek a judicial determination or forum where such a waiver would be void under applicable laws.

     8.2. To the maximum extent permitted by applicable law, any controversy that may arise between the parties concerning any matter arising out of this Agreement will be governed by the laws of the State of New York without regard to principles of conflicts of laws and will be determined by an arbitration proceeding to be held in Buffalo, New York and in accordance with the rules, regulations and procedures then in effect of the American Arbitration Association. The award in any arbitration hereunder will be final, and judgment upon the award may be entered in any court having jurisdiction. The parties hereby submit and agree to submit to the jurisdiction of any such court for the purpose of entering any such judgment.


9. ASSIGNMENT NOT PERMITTED. Neither party may assign its rights or delegate its obligations hereunder, and any attempted assignment or delegation will be void.


10. ENTIRE AGREEMENT; AMENDMENTS TO BE IN WRITING. This Agreement constitutes the entire agreement and understandings of the parties with respect to the subject matter hereof. No amendment hereto will be binding unless that amendment is in writing and signed by the party sought to be charged.


11. NOTICES. To be effective, any notice contemplated by this Agreement or given in connection with the subject matter of this Agreement must be in writing, given to the receiving party at that party's address set forth at the beginning of this Agreement. Notice will be deemed to have been given when it is received. Either party may change its address for purposes of giving notice hereunder by notifying the other party pursuant to the provisions of this
Section 10.


12.  ENFORCEABILITY.    If  any  portion  of  this  Agreement  is  found  to  be
unenforceable or invalid, the remaining provisions of this Agreement shall remain in full force and effect.


13. MISCELLANEOUS. All section headings in this Agreement are for ease of reference only and shall not govern the interpretation of the other language in this Agreement.


          To evidence their agreement to the foregoing, the parties have caused this Agreement to be executed as of the date first above written.



                                        COLUMBUS McKINNON CORPORATION


                                        By:  /s/ Timothy T. Tevens
                                             --------------------------------
                                                            Timothy T. Tevens
                                                            President and CEO


                                            /s/ Herbert P. Ladds, Jr.
                                            ---------------------------------
                                                        Herbert P. Ladds, Jr.